Exhibit 16.1

May 9, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by MetroPCS Communications, Inc. and MetroPCS, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 9 of Form 10-K of MetroPCS Communications, Inc. and MetroPCS, Inc. dated May 9, 2006. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP